Exhibit 10.1

AMENDMENT
TO THE MASTER
LOAN
AGREEMENT

THIS AMENDMENT is entered into as of May 12, 2011, between CoBANK, ACB ("CoBank") and SOUTH DAKOTA SOYBEAN PROCESSORS, LLC, Volga, South Dakota (the "Company").

BACKGROUND

CoBank and the Company are parties to a Master Loan Agreement dated May 3, 2010 (such agreement, as previously amended, is hereinafter referred to as the "MLA"). CoBank and the Company now desire to amend the ML.A. For that reason, and for valuable consideration (the receipt and sufficiency of which are hereby acknowledged), CoBank and the Company agree as follows:

1.           The form of Compliance Certificate required by Section 8(H)(7) and attached as Exhibit A to the MLA is hereby amended and restated by the form of Compliance Certificate attached as Exhibit A hereto.

2.           Section 10(A) of the MLA is hereby amended and restated to read as follows:

(A) Working Capital. The Company and its consolidated Subsidiaries will have an excess of consolidated current assets over consolidated current liabilities (both as determined in accordance with GAAP consistently applied) of not less than: (1) $8,000,000.00 at the end of each fiscal year of the Company; and (2) $4,750,000.00 at the end of each other period for which financial state menus are required to be furnished pursuant to Section 8(H) hereof up to and including September 30, 2011 and increasing to $6,500,000.00 beginning October 1, 2011 and at the end of each such period thereafter, except that in determining consolidated current assets, any amount available under the Revolving Term Loan Supplement (less the amount that would be considered a current liability under GAAP if fully advanced) hereto may be included.

3.           Except as set forth in this amendment, the MLA, including all amendments thereto, shall continue in full force and effect as written.

IN WITNESS WHEREOF, the parties have caused this amendment to be executed by their duly authorized officers as of the date shown above.

CoBANK, ACB	SOUTH DAKOTA SOYBEAN
PROCESSORS, LLC

By:	By:	/s/ Thomas J. Kersting

Title:	Title:	CEO

COMPLIANCE CERTIFICATE
South Dakota Soybean Processors, LLC (18462590)

CoBank, ACB
ATTN: CIScrviccs
P.O. Box 5110
Denver, Colorado 80217

or

CoBank, ACB
ATTN: CIScrviccs 5500 South
Quebec Street Greenwood Village,
Colorado 80111

The following is based on the reporting period ending (date):                                                                 _________

Working Capital Calculation

A.      Consolidated Current Assets                                                                                                  $_____________
B.      Minus: Consolidated Current Liabilities                                                                            <$____________>
C.      Add: Unadvanced Term Revolver*                                                                                         $_____________

*Less any amount considered a current liability per GAAP and not included in "B" above"

D.      Working Capital for Covenant Reporting***                                                                     $____________

***Requirement is >$8.0 million for fiscal year end and >$4.75 million for interim monthly statements stepping up to >$6.5 million for interim monthly statements beginning October 31, 2011

I have reviewed the above calculations and the certified consolidated interim financial statement(s) dated as of_______________ and, based upon this review, hereby certify that to the best of my knowledge the above calculations are accurate and complete for the period reflected.

South Dakota Soybean Processors, LLC Volga, South Dakota

By:
Name:
Title:
Date: